UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

PRIMUS GUARANTY, LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation or organization)

001-32307 (Commission File Number)	Not Required (I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Primus Guaranty, Ltd. (the “Company”) is filing this Form 8-K to describe changes in director compensation approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”) on January 31, 2008.

DIRECTORS’ COMPENSATION

Starting in 2008, the Company will compensate each of its non-employee directors in the following manner:

•	an annual award of common shares having a value of $50,000;
•	an annual cash retainer of $40,000;
•	a fee of $1,000 for attending each meeting of the Board of Directors or of a Board committee;
•	an additional annual retainer of $12,000 for the Chairman of the Audit Committee; and
•	an additional annual retainer of $6,000 for the Chairman of each other committee.

The common shares referred to above will be fully vested when awarded, although such common shares will not be issued to the director until the director leaves the Board.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By:	/s/ Richard Claiden
Richard Claiden
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Dated: February 1, 2008